                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JULY 27, 2000

                         ______________________________

                          RELIANT ENERGY, INCORPORATED
             (Exact name of registrant as specified in its charter)

          TEXAS                        1-3187                 74-0694415
(State or other jurisdiction   (Commission File Number)     (IRS Employer
    of incorporation)                                    Identification No.)


                  1111 LOUISIANA
                  HOUSTON, TEXAS                       77002
    (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (713) 207-3000

                         ______________________________

                         RELIANT ENERGY RESOURCES CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    1-13265                  76-0511406
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification No.)


                  1111 LOUISIANA
                  HOUSTON, TEXAS                       77002
     (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (713) 207-3000

                         ______________________________

This combined current report on Form 8-K is separately filed by Reliant Energy, Incorporated (Reliant Energy) and Reliant Energy Resources Corp. (Resources Corp.). Information contained herein relating to Resources Corp. is filed by Reliant Energy and separately by Resources Corp. on its own behalf. Resources Corp. makes no representation as to information relating to Reliant Energy (except as it may relate to Resources Corp.) and its subsidiaries, or any other affiliate of Reliant Energy. References herein to the businesses and operations of Reliant Energy include the businesses and operations of Reliant Energy's subsidiaries, including Resources Corp.

ITEM 5. OTHER EVENTS.

          On July 27, 2000, Reliant Energy announced that it plans to file a business separation plan with the Texas Public Utility Commission under which it would divide into two publicly traded companies in order to separate its unregulated businesses from its regulated businesses. Upon receipt of necessary regulatory approvals, Reliant Energy plans an initial public offering (IPO) of approximately 20 percent of the common stock of a subsidiary that will hold its unregulated operations late this year or early in 2001, assuming market conditions remain favorable. Reliant Energy expects the IPO to be followed by a distribution to Reliant Energy's shareholders of the remaining stock of the unregulated company within twelve months after the IPO.

        The unregulated company is expected to own Reliant Energy's:

     . domestic unregulated power generation and energy trading and marketing operations,

     . retail electric, telecommunications and internet services businesses, and

     .  European power generation and energy trading and marketing operations.

These businesses are expected to include the trading and marketing and certain electric and gas retail operations of Resources Corp., which are expected to be merged into wholly owned subsidiaries of the unregulated company. The business separation plan also contemplates that in 2004 the unregulated company will receive from the regulated company cash equal to the market value of the regulated company's interest in its Texas regulated generation operations. In addition, the unregulated company will have an option to purchase the regulated company's interest in these operations at a price equal to the market value.

          Under the business separation plan, Reliant Energy would restructure its regulated operations into a holding company structure in which a new corporate entity would be formed as the parent with Reliant Energy's regulated businesses as subsidiaries. The regulated company is expected to own Reliant
Energy's:

     . electric transmission and distribution operations, its natural gas distribution businesses and, initially, its regulated electric generating assets in Texas,

     .  U.S. interstate pipelines and gas gathering operations, and

     .  interests in energy distribution companies in Latin America.

          In connection with the formation of the new holding company for regulated businesses, Reliant Energy would transfer the stock of all of its subsidiaries to the new holding company and would transfer its regulated electric generating assets in Texas to a separate subsidiary of the new holding company until the stranded costs associated with those assets are valued in 2004. At that time, the unregulated company will have the right to exercise the option discussed above. As a result of the stock and asset transfers described above, Reliant Energy would become solely a transmission and distribution company, with its other businesses transferred to separate subsidiaries of the new holding company. Reliant Energy expects that the regulated holding company would be required to assume all of Reliant Energy's debt other than its first mortgage bonds, which would remain with Reliant Energy. The indebtedness of Reliant Energy's FinanceCo financing subsidiaries is expected to initially remain in place and be refinanced by the regulated holding company by the end of 2002.

          For additional information, please refer to Reliant Energy's press release filed with this current report as Exhibit 99.1 and the simplified organizational chart of the proposed business separation plan filed with this current report as Exhibit 99.2, which press release and organizational chart are incorporated herein by reference.

          The IPO and ultimate distribution of the stock of the unregulated company are subject to the development of definitive separation terms, further corporate approvals, market and other conditions, and government actions, including approval of the business separation plan by the Texas Public Utility Commission and receipt of a favorable Internal Revenue Service ruling that the distribution of stock would be tax-free to Reliant Energy and its shareholders for U.S. federal income tax purposes, as applicable. Aspects of the restructuring of Reliant Energy's regulated businesses would be subject to the approval of Reliant Energy's shareholders and approvals from the Securities and Exchange Commission under the Public Utility Holding Company Act and from the Nuclear Regulatory Commission. There can be no assurance that the IPO, the separation of Reliant Energy's unregulated and regulated businesses or the ultimate restructuring of Reliant Energy's regulated businesses will be completed as described or within the time periods outlined above.

          The IPO of Reliant Energy's unregulated businesses will be registered under the Securities Act of 1933 and such shares of common stock will only be offered and sold by means of a prospectus. This current report does not constitute an offer to sell or the solicitation of any offer to buy any securities of Reliant Energy's unregulated businesses, nor will there be any sale of any such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

          This current report includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, changes in Reliant Energy's business plans, financial market conditions and other factors discussed in Reliant Energy's filings with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.

          The following exhibits are filed herewith:

          99.1  Press Release issued July 27, 2000

          99.2 Simplified Organizational Chart of Reliant Energy's proposed Business Separation Plan

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              RELIANT ENERGY, INCORPORATED



Date: July 27, 2000           By: /s/ Mary P. Ricciardello
                                 ___________________________________
                                    Mary P. Ricciardello
                                    Senior Vice President and
                                    Chief Accounting Officer

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              RELIANT ENERGY RESOURCES CORP.



Date: July 27, 2000           By:  /s/ Mary P. Ricciardello
                                  _______________________________________
                                    Mary P. Ricciardello
                                    Senior Vice President

                                 EXHIBIT INDEX


                 Exhibit
                 Number              Exhibit Description
                ---------            -------------------
                  99.1       Press Release issued July 27, 2000

                  99.2       Simplified Organizational Chart of
                             Reliant Energy's proposed Business
                             Separation Plan

                                                                    Exhibit 99.1

FOR FURTHER INFORMATION:            (Media) Sandy Fruhman (713) 207-3123
                                    (Investors) Randy Burkhalter (713) 207-3115

FOR IMMEDIATE RELEASE:              Thursday, July 27, 2000


          RELIANT ENERGY ANNOUNCES FILING OF BUSINESS SEPARATION PLAN


     (Houston, TX) -- Reliant Energy announced today that it plans to file with the Texas Public Utility Commission a business separation plan under which it would divide into two publicly traded companies in order to separate its unregulated businesses from its regulated businesses. Upon receipt of necessary regulatory approvals, the company plans an initial public offering (IPO) of approximately 20 percent of the common stock of its unregulated operations late
this year or early in 2001, assuming market conditions remain favorable.   The
company expects the IPO to be followed by a distribution to shareholders of the remaining stock of the unregulated company within 12 months. The remaining businesses which are predominantly regulated will be structured as a holding company.

     The initiative is intended to satisfy regulatory requirements under Texas restructuring legislation, to enhance shareholder value, to highlight the specific investment appeals of each resulting entity, and to permit the individual units to focus on their respective business and market opportunities.

     The unregulated company will own Reliant Energy's unregulated power generation and related energy trading and marketing operations, its unregulated retail businesses, which currently include energy, telecommunications and internet services and the company's European electric generating and trading/marketing operations. The plan also contemplates that in 2004 the unregulated company will receive from the regulated company cash equal to the market value of the regulated company's interest in its Texas regulated generation operations. In addition, the unregulated company will have an option to purchase the regulated company's interest in these operations at a price equal to the market value.

     The regulated company will include Reliant Energy's electricity and natural gas companies, which serve about four million customers in the U.S. and include Reliant Energy HL&P/Entex, Reliant Energy Arkla, Reliant Energy Entex and Reliant Energy Minnegasco. Other operations in the entity will include its U.S. interstate pipelines, its interests in Latin America and, initially, its Texas regulated generation.

     "Reliant Energy has undergone a fundamental transformation from a Texas-based utility into a leading energy services company," said Steve Letbetter, chairman, president and CEO. "In addition to our successful regulated energy delivery operations, we now have sizeable and very attractive growth businesses operating in competitive markets. Our primary business objective is to create shareholder value while also providing high-quality service to our customers. The restructuring initiative we are announcing today is another step in meeting that objective.

     "Our growth businesses appeal to a different set of investors than do our regulated activities," Letbetter explained. "We expect the regulated company to be very similar to the company we have been for most of our history, and it should appeal to our traditional type of investor. "As a growth company, the new unregulated entity will be able to capitalize on existing and future investment opportunities more effectively, and should appeal to investors who are more growth-oriented and tolerant of risk," Letbetter continued. "Overall, this restructuring will allow us to better align our businesses with the interests of investors and allow the market to more effectively reflect the overall value of Reliant Energy's expanded business portfolio."

     Letbetter added that Reliant Energy is committed to maintaining its current annual dividend of $1.50 per share until the time of the separation.

     In addition to advancing shareholder interests, the initiative will satisfy competitive market and restructuring requirements of the Texas electric restructuring legislation, which calls for the Texas electric market to open to full competition on January 1, 2002. The new structure is an integral part of a separation plan which Reliant Energy HL&P will file in August for approval of the Public Utility Commission of Texas.

     "As businesses that will remain regulated, Reliant Energy's electricity and natural gas distribution companies will continue to focus on providing reliable service at a reasonable cost, as we have been doing for more than 100 years," Letbetter said.

     Reliant Energy (NYSE: REI), based in Houston, Texas, is an international energy delivery and energy services company with more than $15 billion in annual revenue and assets totaling $30 billion. The company has a wholesale energy trading and marketing business that ranks among the top five in the U.S. in combined electricity and natural gas volumes and has a presence in most of the major power regions of the U.S. It also has power generation and wholesale trading and marketing operations in Western Europe. The company has nearly 27,000 megawatts of power generation in operation in the U.S. and Western Europe and has announced development projects that will add another 5,000 megawatts. Reliant Energy also has marketing and distribution operations serving nearly four million electricity and natural gas customers in the U.S., has significant interests in power distribution operations serving more than 10 million customers in Latin America and has a telecommunications business serving the Houston area.

     The IPO of the company's unregulated businesses will be registered under the Securities Act of 1933 and such shares of common stock will only be offered and sold by means of a prospectus. This news release does not constitute an offer to sell or the solicitation of any offer to buy any securities of the Company's unregulated businesses, nor will there be any sale of any such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

     This news release includes forward-looking statements.  Actual events and
results may differ materially from those projected.   Factors that could affect
actual results include the timing and impact of future regulatory and legislative decisions, changes in Reliant Energy's business plans, financial market conditions and other factors discussed in Reliant Energy's filings with the Securities and Exchange Commission.

                                                                    EXHIBIT 99.2


EXISTING STRUCTURE
(simplified)


                                                 _______________________________
                                                 |              REI            |
                                                 |                             |
                                                 |        HL&P Division:       |
                                                 |  Generation ("ERCOT Genco") |
                                                 |   Distribution ("WiresCo")  |
                                                 |            Retail           |
                                                 |_____________________________|
                                                                |
               ____________________________________________________________________________________________________
               |                                 |                          |                 |                   |
               |                                 |                          |                 |                   |
     ___________________________           _______________            ______________     ______________     ____________
     |                         |           |   Telecom   |            | FinanceCos |     |  Resources |     |   Latin  |
     |          (REPG)         |           |      &      |            |            |     |  (Formerly |     |  America |
     |  Unregulated Generation |           |  E-Business |            |            |     |   NorAm)   |     |          |
     |_________________________|           |_____________|            |____________|     |____________|     |__________|
                             |                                                                 |
            _______________________________________                                            |
             |               |                    |                                            |
     _____________      ______________       ______________                              ______________
     |    Other  |      |  Wholesale |       |   RE Mid   |                              |   (RES)    |
     |  Merchant |      |   Europe   |       |  Atlantic  |                              |  Trading   |
     |   Plants  |      |            |       |   (Sithe)  |                              |     &      |
     |           |      |            |       |            |                              | Marketing  |
     |___________|      |____________|       |____________|                              |____________|

___________________________________________________________________________________________________________________________________


PROPOSED BUSINESS SEPARATION PLAN
(simplified)

                                                                                    ________________________________________
                                                                                    |      Regulated Holding Company       |
                                                                                    |                                      |
                      ___________________________________                           |   (Will assume all former non-FMB    |
                      |   Unregulated Holding Company   |                           |         debt of REI and HL&P)        |
                      |_________________________________|                           |______________________________________|
                                      |                                                                |
        ____________________________________________________                      ______________________________________
        |                   |                 |            |                      |        |        |                  |
  ________________    ______________    ______________   ____________          __________  |  ______________      ____________
  |    (REPG)    |    |  Telecom   |    |    (RES)   |   |  Retail  |          |  ERCOT |  |  |  Resources |      |   Latin  |
  |  Unregulated |    |     &      |    |   Trading  |   | Electric |          |  Genco |  |  |  (formerly |      |  America |
  |  Generation  |    | E-Business |    |      &     |   | Provider |  --------|        |  |  |   NorAm)   |      |          |
  |              |    |            |    |  Marketing |   |          |  |       |        |  |  |            |      |          |
  |______________|    |____________|    |____________|   |__________|          |________|  |  |____________|      |__________|
         |                                                             |                   |
         ____________________________________________________                              |
         |              |                |                  |          |                   |
  _____________   ______________   _____________  -----------------------  ____________________________  ___________________________
  |    Other  |   |  Wholesale |   |   RE Mid  |  |     ERCOT Genco     |  |       REI (WiresCo)      |  |        FinanceCos       |
  |  Merchant |   |   Europe   |   |  Atlantic |    (option exercisable    |                          |  |                         |
  |   Plants  |   |            |   |  (Sithe)  |  |      in 2004)       |  |   Remaining debt: FMBs   |  |   (Debt is expected to  |
  |___________|   |____________|   |___________|  -----------------------  |  (including obligations  |__|   be refinanced at the  |
                                                                           |    under FMBs securing   |  |     Regulated Holding   |
                                                                           |      PCBs and MTNs)      |  |        Company by       |
                                                                           |                          |  |      December 2002)     |
                                                                           |__________________________|  |_________________________|


Definitions:    FMBs:  First Mortgage Bonds
                PCBs:  Pollution Control Bonds
                MTNs:  Medium Term Notes